UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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     14A-6(E)(2))

[ ]  Definitive  Proxy  Statement

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[ ]  Soliciting  Material  Pursuant  to  Sec.240.14a-12


                      ADAIR INTERNATIONAL OIL AND GAS, INC.
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE

SOURCE: Adair International Oil and Gas Inc.

ADAIR INTERNATIONAL OIL AND GAS, INC. SUES RICHARD G. BOYCE

HOUSTON, July 30, 2002 /PRNewswire/--- John W. Adair, Chairman and CEO of Adair International Oil and Gas, Inc. (OTCBB:AIGI ), announced today that AIGI has filed an additional lawsuit against Richard G. Boyce for fraud and misrepresentation in connection with the acquisition by AIGI of Partners In Exploration, Inc., a company previously owned by Boyce. The lawsuit, which was filed today in Harris County, Texas, alleges that Boyce misrepresented the assets owned by his company at the time that AIGI acquired the company in early 2000.

According to representations made by Boyce in 2000, his company owned tangible and intangible data regarding two exploration prospects valued at almost $13,000,000. AIGI has recently learned that neither Boyce nor his company did in fact own any of such data. Boyce has acknowledged the fact that his company did not own the data. The value attributed to this missing data represented in excess of 56% of the total asset value of Boyces company.

AIGI previously filed another lawsuit against Boyce for defamation, tortious interference, conversion of AIGI assets and breach of fiduciary duty. That lawsuit is still pending.

Mr. Boyce is leading the SCORE Group in an attempt to wrest control of the company from the current board and senior management,Adair said. It's clear to me that Mr. Boyce shouldn't be elected to the board of directors of AIGI because he is a defendant in this case and the pending case filed by AIGI in connection with the Block 20 project. I strongly urge shareholders of AIGI to vote the BLUE proxy card for the current management in the upcoming meeting on August 5, 2002. Beneficial shareholders as of June 17, 2002 may obtain a copy of management's proxy materials and a BLUE proxy card by contacting the company," Adair added.



This press release includes certain forward-looking statements. The forward-looking statements reflect Adair International Oil and Gas, Inc. beliefs, expectations, objectives, and goals with respect to future events and financial performance. They are based on assumptions and estimates, which they believe are reasonable. However, actual results could differ materially from anticipated results. Important factors that may impact actual results include, but are not limited to commodity prices, political developments, legal decisions, market and economic conditions, industry competition, the weather, changes in financial markets and changing legislation and regulations. The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 21E of the Securities and Exchange Act of 1934, as amended.

Contact:
     Adair International Oil and Gas, Inc.
     John W. Adair, 713-621-8241


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